                                                                     EXHIBIT K.7


                                  $150,000,000


                                CREDIT AGREEMENT


                          Dated as of ________ __, 2000


                                      among


                           NUVEEN SENIOR INCOME FUND,
                                  as Borrower,



                                     [SPV],
                                   as Lender,


                                       and


                       DEUTSCHE BANK AG, NEW YORK BRANCH,
                                    as Agent



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                                CREDIT AGREEMENT


              This CREDIT AGREEMENT, dated as of                   , 2000 (this
"Agreement"), is among NUVEEN SENIOR INCOME FUND, a Massachusetts business trust (the "Borrower"), [SPV], a Delaware limited liability company (the "Lender"), and DEUTSCHE BANK AG, NEW YORK BRANCH, as Agent (in such capacity, the "Agent").


                              W I T N E S S E T H :


              WHEREAS, the Borrower is in the business of actively managing and investing on a leveraged basis a pool of loans and participation interests in loans;

              WHEREAS, the Borrower desires to obtain Advances (as defined below) from the Lender, subject to the terms and conditions set forth herein, in a maximum aggregate principal amount not to exceed at any time the lesser of (i) the Commitment Amount (as defined below) then in effect or (ii) the funds available to the Lender for such purpose from the issuance of Commercial Paper (as defined below) and borrowings under the Liquidity Agreement (as defined below);

              WHEREAS, the Lender is willing, on the terms and conditions hereinafter set forth, to make Advances to the Borrower from the proceeds of the issuance of the Commercial Paper or, in the event that the Lender is unable to issue Commercial Paper, from borrowings by the Lender under the Liquidity Agreement;

              WHEREAS, simultaneously herewith, the Lender will enter into the Liquidity Agreement with one or more Liquidity Lenders (as defined below) pursuant to which the Liquidity Lenders will agree to make loans to the Lender, the proceeds of which will be used to make Advances to the Borrower pursuant to this Agreement, and to make payments in respect of Lender's Commercial Paper; and

              WHEREAS, the Borrower has agreed to secure its Obligations (as defined below) to the Lender in connection with the Advances by granting to the Collateral Agent (as defined below) (for the benefit of the Lender, the Agent, the Liquidity Lenders, the Liquidity Agent, the Depositary and the holders of Commercial Paper) a first priority, perfected security interest in substantially all of its assets pursuant to the Security Agreement (as defined below).

              NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereto agree as follows:


                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

              Section 1.01 Certain Defined Terms. As used in this Agreement, the following


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terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

              "Administration Fee" has the meaning set forth in Section 2.07.

              "Advance" shall have the meaning set forth in Section 2.01.

              "Affiliate" means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such person or is a director or officer of such Person or of an Affiliate of such Person. For purposes of this definition, control of a Person shall mean the power, direct or indirect, (i) to vote 50% or more of the securities having ordinary voting power for the election of directors of such Person, or (ii) to direct or cause the direction of the management and policies of such person whether by contract or otherwise.

              "Agent" has the meaning set forth in the preamble to this Agreement.

              "Agent-Related Persons" means the Agent and any successor agent arising under Section 7.08, together with their respective Affiliates and the officers, directors, employees, agents, attorneys-in-fact of such Persons and Affiliates.

              "Aggregate Interest Component" means, with respect to any calendar month, the sum for all Commercial Paper outstanding at any time during such calendar month of an amount with respect to each Commercial Paper Note outstanding at any time during such calendar month equal to the product of (x) the Interest Component of such Commercial Paper Note multiplied by (y) a fraction the numerator of which is the number of days during such calendar month that such Commercial Paper Note was outstanding and the denominator of which is the total number of days such Commercial Paper Note was or is scheduled to be outstanding, as the case may be.

              "Asset Coverage Ratio" means with respect to the Borrower, the ratio which the value of the Total Assets of the Borrower (as determined by the Borrower) less all Indebtedness thereof not represented by Senior Securities, bears to the aggregate amount of all Senior Securities representing Indebtedness of the Borrower.

              "Bankruptcy Code" means Title 11 of the United States Code, as in effect from time to time, and any successor statute.

              "Borrower Account" means the account of the Borrower initially held at __________, or such other bank as the Borrower may designate by notice to the Collateral Agent and the Agent.

              "Borrower Collateral" has the meaning specified in the Security Agreement.

              "Borrowing Request" has the meaning specified in Section 2.02.

              "Business Day" means any day other than a Saturday, a Sunday or a day on which

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         banking institutions in the State of Illinois or the State of New York
         are authorized or required to be closed.

              "Cash Equivalents" means (i) securities with maturities of sixty days or less (but in no event shall the maturity of such securities prevent the proceeds thereof from being available to pay maturing Commercial Paper) from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (ii) certificates of deposit, eurodollar time deposits, overnight bank deposits, bankers' acceptances and re-purchase agreements of any commercial bank whose short-term obligations are rated "P-1" by Moody's and, if rated by Fitch, "F-1+" by Fitch having maturities of sixty days or less from the date of acquisition, (iii) commercial paper having maturities of sixty days or less from the date of acquisition, rated at least "P-1" by Moody's and, if rated by Fitch, "F-1+" by Fitch and (iv) money market funds rated at least "P-1" by Moody's and, if rated by Fitch, "F-1+" by Fitch.

              "Closing Date" means the date of the initial Advance hereunder.

              "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

              "Collateral" has the meaning specified in the Security Agreement.

              "Collateral Agent" means [Deutsche Bank AG, New York Branch], as Lender Collateral Agent and Borrower Collateral Agent under the Security Agreement.

              "Commercial Paper" means the short-term promissory notes of the Lender issued for the purpose of funding or maintaining Advances made to the Borrower.

              "Commercial Paper Note" means any single short-term promissory note of the Lender which constitutes Commercial Paper.

              "Commitment" means the commitment of the Lender to make Advances to the Borrower from time to time in accordance with the terms of this Agreement.

              "Commitment Amount" means $150,000,000 as such amount may from time to time be reduced pursuant to Section 2.03; provided, however, that at all times on and after the Commitment Termination Date, the Commitment Amount shall be zero.

              "Commitment Termination Date" means the earliest of (i) _________, 2001 [364 days from the Closing Date] as such date may be extended in accordance with Section 2.15, (ii) the date of the termination of the Commitment pursuant to Section 2.03 or (iii) the Maturity Date.

              "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which


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         such Person is a party or by which it or any of its property is bound.

              "Control Agreement" means the Control Agreement, dated as the date hereof, among the Custodian, the Borrower, the Lender and the Collateral Agent in the form attached as Exhibit C hereto, as such agreement may be amended from time to time.

              "CP Documents" means, collectively, the Commercial Paper Notes, the Liquidity Agreement, the Depositary Agreement, the Management Agreement, the Loan Notes and the Dealer Agreement.

              "Custodian" shall have the meaning specified in the Custodian Contract.

              "Custodian Contract" means the Custodian Contract, dated as of October 26, 1999, between Chase Bank of Texas, National Association, as Custodian, and each fund listed in Appendix A thereto, a copy of which is attached hereto as Exhibit G.

              "Dealer" means Deutsche Bank Securities Inc. and each other person appointed by the Lender from time to time to act as a dealer for the Commercial Paper.

              "Dealer Agreement" means the Commercial Paper Dealer Agreement dated as of ________ __, 2000 between the Lender and Deutsche Bank Securities Inc., as such agreement may be amended from time to time.

              "Default" means any Event of Default or event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

              "Default Rate" means a rate of interest per annum equal to 2% per annum above the rate that would otherwise be applicable thereto.

              "Depositary" has the meaning specified in the Liquidity Agreement.

              "Depositary Agreement" has the meaning specified in the Liquidity Agreement.

              "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

              "ERISA Affiliate" means each person (as defined in Section 3(9) of ERISA) which together with the Borrower or a Subsidiary of the Borrower would be deemed to be a "single employer" (i) within the meaning of
         Section 414(b),(c), (m) or (o) of the Code or (ii) as a result of the Borrower or a Subsidiary of the Borrower being or having been a general partner of such person.

              "Event of Default" has the meaning specified in Section 6.01.

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              "Facility Documents" means this Agreement, the Security Agreement, the Note, the Control Agreement and the CP Documents.

              "Financing Lease" means any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with the U.S. GAAP to be capitalized on a balance sheet of the lessee.

              "Fitch" shall mean Fitch IBCA.

              "Fundamental Investment Policies" means, as to the Borrower, the policies and objectives for, and limits and restrictions on, investing by the Borrower deemed "fundamental" in the Prospectus or the Statement of Additional Information and which policies, objectives, limits and restrictions cannot be changed without the approval of the holders of a majority of the Borrower's outstanding common shares.

              "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

              "Guarantee Obligation" means, as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counter indemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds for the purchase or payment of any such primary obligation, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and
         (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by such guaranteeing person in good faith.

              "Indebtedness" of any Person, means, at any date, without duplication, (a) all


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         indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices) or which is evidenced by a note, bond, debenture or similar instrument, (b) all obligations of such Person under Financing Leases or Interest Rate Agreements, (c) all obligations of such Person in respect of banker's acceptances issued or created for the account of such Person, (d) all obligations of such Person, whether absolute or contingent in respect of letters of credit opened for the account of such Person and (e) any and all other "liabilities" or other "indebtedness" of such Person as such terms are used within the meaning of the 1940 Act. For purposes of this definition of "Indebtedness", the amount of any derivative instrument (including, without limitation, any swap, Interest Rate Agreement, collar, cap, put, call, equity derivative or mortgage-backed or debt-backed derivative) will be calculated daily on a marked-to-market basis.

              "Indemnified Amounts" has the meaning specified in Section 8.01.

              "Indemnified Party" has the meaning specified in Section 8.01.

              "Interest" shall mean with respect to each calendar month, an amount equal to the sum of (i) the Aggregate Interest Component for such calendar month, (ii) the amount of interest accrued during such month on all Loans outstanding during such calendar month, (iii) the Liquidity Fee payable during such calendar month and (iv) all other fees, costs and expenses payable by the Lender pursuant to the Facility Documents that became due during such calendar month; provided, however, that no provision of this Agreement or the Note shall require the payment or permit the collection of Interest in excess of the maximum permitted by applicable law and Interest shall not be considered paid by any distribution if at any time such distribution is rescinded or must otherwise be returned for any reason.

              "Interest Component" means the portion of the face amount of Commercial Paper issued on a discount basis representing the discount incurred in respect thereof.

              "Interest Period" means, for each Advance, (x) if such Advance is funded by the issuance of Commercial Paper, a period commencing on the date of such Advance and ending on the last day of a period of from 1 to 180 days specified by the Borrower pursuant to the terms of Section
         2.02 and (y) if such Advance is funded with the proceeds of Loans, the period commencing on the date of such Advance and ending on the date such Advance is repaid; provided, that in no event shall any Interest Period end subsequent to the Commitment Termination Date.

              "Interest Rate Agreement" means any interest rate protection agreement, interest rate future, interest rate option, interest rate swap, interest rate cap or other interest rate hedge or arrangement under which the Borrower is a party.

              "Investment Advisory Agreement" means the Investment Advisory Agreement(s) set forth on Schedule II hereto.


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              "Investment Policies" means, as to the Borrower, the policies and objectives for, and limits and restrictions on, investing by the Borrower set forth in the Registration Statement, the Prospectus and the Statement of Additional Information relating to the Borrower and as adopted by (or generally approved by) the board of trustees of the Borrower or the shareholders of the Borrower from time to time.

              "Lender's Account" means the account of the Lender established and maintained with Bankers Trust Company, pursuant to the Depositary Agreement.

              "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreements, any Financing Lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the UCC or comparable law of any jurisdiction in respect of any of the foregoing).

              "Liquidity Agent" shall mean Deutsche Bank AG, New York Branch, as agent for the Liquidity Lenders, and any successor agent.

              "Liquidity Agreement" means the Liquidity Agreement dated as of ________ __, 2000 among the Lender, the Liquidity Lenders and the Liquidity Agent pursuant to which the Liquidity Lenders have committed to make Loans to the Lender the proceeds of which shall be used by the Lender to (i) make Advances to the Borrower or (ii) make payments in respect of maturing Commercial Paper, as such agreement may be amended, supplemented or otherwise modified from time to time.

              "Liquidity Bank" has the meaning specified in the Liquidity Agreement.

              "Liquidity Commitment" has the meaning specified in the Liquidity Agreement.

              "Liquidity Fee" has the meaning specified in the Liquidity Agreement.

              "Liquidity Lenders" has the meaning specified in the Liquidity Agreement.

              "Liquidity Termination Date" has the meaning specified in the Liquidity Agreement.

              "Loan Notes" has the meaning specified in the Liquidity Agreement.

              "Loans" means the Revolving Loans and the Refunding Loans, in each case incurred by the Lender to fund or maintain Advances made to the Borrower.

              "Management Agreement" means the Management Agreement between the Lender and Global Securitization Services, LLC, substantially in the form of Exhibit C to the Liquidity Agreement.


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              "Material Adverse Effect" means a material adverse effect on (a)
         the business, operations, property or financial condition of the Borrower and its Subsidiaries taken as a whole, (b) the ability of the Borrower to perform any material obligations of the Borrower under this Agreement or the Note, or (c) the validity or enforceability of a material provision of this Agreement, the Note or the material rights or remedies of the Agent or the Lender hereunder or thereunder.

              "Maturity Date" shall mean the earlier of (i) ___________, 2002 [the date which is the second anniversary of the Closing Date], or such later date as shall apply pursuant to Section 2.15 hereof, or (ii) acceleration following the occurrence of an Event of Default pursuant to Section 6.01.

              "Moody's" means Moody's Investors Service, Inc.

              "1940 Act" means the Investment Company Act of 1940, as amended, together with all rules and regulations promulgated from time to time thereunder.

              "Note" means the promissory note made by the Borrower in favor of the Lender, in substantially the form of Exhibit A hereto, evidencing the aggregate obligations of the Borrower to the Lender resulting from the Advances made by the Lender.

              "Nuveen" means Nuveen Senior Loan Asset Management Inc., a Delaware corporation, acting as investment advisor for the Borrower or any successor or assign.

              "Obligations" means the unpaid Principal of and Interest on (including, without limitation, interest accruing after the maturity of the Advances and interest accruing on or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Advances and all other obligations and liabilities of the Borrower, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, the Note, any other Facility Document and any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all reasonable fees and disbursements of counsel, and the allocated cost of internal counsel, to the Agent, the Lender or the Liquidity Lenders that are required to be paid by the Borrower pursuant to the terms of this Agreement) or otherwise.

              "Other Taxes" has the meaning specified in Section 2.12(b).

              "Permissible Investments" means loans and other investments in which the Borrower is permitted to invest pursuant to the Prospectus, the Registration Statement, the Statement of Additional Information, and the Borrower's Investment Policies from time to time.

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              "Permitted Liens" means (i) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower in conformity with U.S. GAAP and to the reasonable satisfaction of the Agent, (ii) Liens arising in connection with claims for advances made by or payments due to any custodian under the custodian contracts set forth in Schedule III hereto, (iii) any other Liens created, incurred, assumed or suffered to exist in compliance with the Registration Statement or the Investment Policies which Liens are not otherwise prohibited by any Requirement of Law, do not apply to the Collateral and secure Indebtedness in an aggregate amount not to exceed $250,000, (iv) Liens created under the Security Agreement, (v) restrictions on the transfer, assignment or other disposition of Permissible Investments that arise under the documents relating to such Permissible Investments and (vi) Liens arising in connection with secured derivative transactions, provided that (x) such derivative transactions do not violate the Borrower's Investment Policies, (y) the pledged assets subject to such Liens are not maintained in the Custodial Account and (z) for all purposes under this Agreement and the Liquidity Agreement, the Asset Coverage Ratio of the Borrower is calculated without taking into account the value of such pledged assets.

              "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

              "Plan" means any "employee benefit plan" as defined in Section 3(3) of ERISA subject to Title I of ERISA or any "plan" subject to
         Section 4975 of the Code.

              "Principal" of any Advance means the original amount advanced to the Borrower pursuant to Sections 2.01 and 2.02, reduced from time to time by payments in respect thereof; provided, however, that if such Principal of such Advance shall have been reduced by any payment and thereafter such payment is rescinded or must otherwise be returned for any reason, such Principal of such Advance shall be increased by the amount of such payment, all as though such payment had not been made.

              "Prospectus" means the Prospectus of the Borrower, dated October 26, 1999.

              "Refunding Loans" shall mean the Refunding Loans made to the Lender by the Liquidity Lenders pursuant to Section 3.03(a) of the Liquidity Agreement.

              "Registrar, Transfer Agency and Services Agreement" means the Registrar, Transfer Agency and Services Agreement(s) set forth in
         Schedule I hereto.

              "Registration Statement" means the Registration Statement of the Borrower, declared effective on October 26, 1999.

              "Regulation T" means Regulation T of the Board of Governors of the Federal Reserve System.


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              "Regulation U" means Regulation U of the Board of Governors of the
         Federal Reserve System.

              "Regulation X" means Regulation X of the Board of Governors of the Federal Reserve System.

              "Required Liquidity Lenders" has the meaning specified in the Liquidity Agreement.

              "Requirement of Law" means, as to any Person, the Certificate of Incorporation and Bylaws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject. With respect to Borrower, "Requirements of Law" includes, without limitation, the requirements of the 1940 Act, the Investment Advisers Act of 1940 and the Securities Act of 1933, in each case as amended from time to time.

              "Responsible Officer" means (x) the president or any vice president of the Borrower, or (y) with respect to financial matters, the chief financial officer, treasurer, assistant treasurer or controller of the Borrower and (z) as to any other matter, any other officer of the Borrower with responsibility for such matter.

              "Revolving Loans" shall mean the Revolving Loans made to the Lender by the Liquidity Lenders pursuant to Section 3.02(a) of the Liquidity Agreement.

              "Security Agreement" means the Security Agreement dated as of the Closing Date among the Borrower, the Lender, the Agent, the Liquidity Agent and the Collateral Agent, substantially in the form of Exhibit B hereto, as such agreement may be amended from time to time.

              "Senior Security" means any bond, debenture, note or similar obligation or instrument constituting a security and evidencing Indebtedness, including, without limitation, all borrowings under this Agreement and any share of beneficial interest of the Borrower, of a class having priority over any other class of shares of the Borrower as to distribution of assets or payment of dividends; provided, however, that "Senior Security" shall not include any promissory note or other evidence of indebtedness in any case where such a loan is for temporary purposes only and in an amount not exceeding five percent of the value of the Total Assets of the Borrower at the time when the loan is made. A loan shall be presumed to be for temporary purposes if it is repaid within sixty days and is not extended or renewed; otherwise it shall be presumed not to be for temporary purposes. Any such presumption may be rebutted by evidence to the contrary.

              "Statement of Additional Information" means the Statement of Additional Information of the Borrower, dated October 26, 1999.


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              "Subsidiary" means, as to any Person at any time of determination, a corporation, partnership or other entity (other than any Borrower or any other investment company or similar investment entity existing under foreign law substantially equivalent to an investment company) of which shares of stock having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned directly or indirectly through one or more intermediaries or Subsidiaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

              "Taxes" has the meaning specified in Section 2.12(a).

              "Total Assets" means, at any time, (x) all assets of the Borrower which in accordance with U.S. GAAP would be classified as assets on the balance sheet of the Borrower prepared as of such time less (y) the amount of any such assets that consist of unsecured senior loans (it being understood that for purposes of this clause (y) commercial paper and other overnight investments will not be considered unsecured senior loans) or participations in unsecured senior loans.

              "UCC" means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.

              "U.S. GAAP" has the meaning specified in Section 1.04.

              Section 1.02 Other Terms. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

              Section 1.03 Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding."

              Section 1.04 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles in the United States in effect from time to time ("U.S. GAAP").


                                   ARTICLE II

                        AMOUNTS AND TERMS OF THE ADVANCES

              Section 2.01 Commitment. On the terms and conditions hereinafter set forth, the Lender hereby agrees to make advances (each, an "Advance") to the Borrower from time to time on any Business Day during the period from the date hereof to the Commitment Termination Date. Under no circumstances shall the Lender make any Advance if (i) after giving effect to



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such Advance, the aggregate outstanding Principal of Advances would exceed the
Commitment Amount or (ii) the amount of such Advance would exceed the funds available to the Lender for such purpose from the issuance of Commercial Paper and borrowings from the Liquidity Lenders under the Liquidity Agreement. Each Advance shall be secured by the Borrower Collateral and repaid pursuant to the terms hereof.

              Section 2.02 Making the Advances. Each Advance shall be made on notice, given not later than 12:00 p.m. (New York City time) on the Business Day prior to the date of the proposed Advance, by the Borrower to the Agent provided that in the case of the initial Advance hereunder such notice shall be given not later than 11:30 a.m. (New York City time) on the second Business Day preceding the date of such initial Advance. Such notice shall be set forth in a form of a borrowing request (the "Borrowing Request") substantially in the form of Exhibit E to this Agreement, and shall specify (i) the desired amount which shall be at least $5,000,000 and shall be an integral multiple of $1,000,000, (ii) the date for such Advance and (iii) the duration of the Interest Period for such Advance. Subject to the provisions of Section 2.01 of the Liquidity Agreement, the Borrower shall provide to the Agent and the Manager instructions regarding the amount and maturity of Commercial Paper to be issued, from time to time, in order to pay any maturing Commercial Paper obligations. The Agent shall promptly notify the Borrower if the Lender is unable to obtain sufficient funding for the Advance through the issuance of Commercial Paper having a maturity of the specified duration of such Interest Period, and the Borrower shall revise its request as the Borrower and the Agent shall agree. In the event that the Lender is unable to obtain sufficient funding for the Advance through the issuance of Commercial Paper, then the Agent shall so notify the Borrower by 11:00 a.m. (New York City time) on the date for such Advance. In the event that upon receiving such notice the Borrower shall still wish to obtain the requested Advance, the Borrower shall so notify the Agent by 11:45 a.m. (New York City time) specifying in any such notice the Interest Period, if any, applicable to such Advance. In such event the Lender shall request a Revolving Loan in accordance with the terms of the Liquidity Agreement (no later than 12:30 p.m. New York City time) to fund such Advance. On the date of any Advance and upon satisfaction of the applicable conditions set forth in Article III, the Lender shall make available to the Borrower the amount of such Advance by deposit of such amount in lawful money of the United States in immediately available funds to the Borrower Account.

              Section 2.03 Termination or Reduction of the Commitment Amount. The Borrower may, upon at least five Business Days' written notice to the Agent, terminate in whole or permanently reduce in part the unused portion of the Commitment Amount; provided, that (i) the Commitment Amount may not be terminated unless the outstanding Principal of Advances has been reduced to zero and (ii) in no event may the Commitment Amount be reduced in part to an amount that is less than the outstanding Principal of Advances on the date of such reduction; provided, further, that each partial reduction shall be in an amount equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof. In the case of the termination or reduction of the Commitment Amount pursuant to this
Section 2.03, Interest accrued or to accrue on the amount of any prepayment relating thereto and any unpaid fees, costs and expenses accrued with respect thereto shall be paid by the Borrower on the date of such termination or reduction.


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

              Section 2.04 Prepayments. (a) Optional. The Borrower may, upon at least three Business Days' written notice to the Agent, prepay the outstanding Principal of one or more Advances, in whole or in part, together with, in the case of a prepayment in full of all outstanding Advances, Interest accrued to the date of such prepayment and any Interest that will accrue in respect of any related outstanding Commercial Paper through the date of maturity and Loans through the date of the repayment thereof, and all accrued and unpaid fees, costs and expenses then due and payable by the Borrower under the Facility Documents (including any breakage costs relating to the Loans used to fund the Advances being prepaid).

              (b) Mandatory. If, at any time and from time to time, either (i) the Asset Coverage Ratio of the Borrower shall be less than 300%, or (ii) the aggregate amount of Advances made to the Borrower then outstanding exceeds the borrowing limits provided in the 1940 Act, the Borrower's Prospectus or the Registration Statement, then, within four Business Days thereafter, the Borrower shall repay the Advances made to the Borrower to the extent necessary to ensure that (x) the Asset Coverage Ratio of the Borrower after such payment is at least 300% and (y) the aggregate principal of Advances made to the Borrower then outstanding does not after such payments exceed such limits as set forth in the 1940 Act, the Borrower's Prospectus or the Registration Statement, as the case may be.

              (c) Investments in Lender's Account. On each Business Day the Agent shall, to the extent practicable, cause funds on deposit in the Lender's Account not being used on such day to make payments in respect of maturing Commercial Paper, Refunding Loans, Revolving Loans or other obligations of the Lender or the Borrower then due and payable under the Facility Documents to be invested in Cash Equivalents. Unless and until a Default shall have occurred and be continuing, any amounts earned in respect of such investments in Cash Equivalents shall be paid to the Borrower by means of a transfer to the Borrower Account. During the continuance of a Default or an Event of Default, any such amounts shall be retained by the Lender and applied to the amounts due hereunder.

              Section 2.05 Payment of Interest. The Borrower shall pay Interest with respect to the outstanding Advances from the date of the first such Advance until the Principal amount of all such Advances shall be paid in full, such Interest to be due and payable on the fifth Business Day of each calendar month (in respect of the Interest accrued during the preceding calendar month), upon the prepayment or payment in full of all outstanding Advances and on the Commitment Termination Date. The Agent shall provide the Borrower with a notice setting forth the Interest accrued with respect to each calendar month not later than the third Business Day of the immediately succeeding calendar month.

              Section 2.06 Repayment on Commitment Termination Date. On the Commitment Termination Date all Advances outstanding shall mature and be payable in full, the Commitment of the Lender shall be reduced to zero and the Borrower shall repay to the Agent, for the account of the Lender, all outstanding Principal of and unpaid Interest accrued (and to accrue through the repayment date of the related Commercial Paper and Loans) on the Advances. Commencing on the Commitment Termination Date, all amounts on deposit with the Custodian or in the Borrower Account shall be applied to pay Principal and Interest on the outstanding Advances and the other Obligations of the Borrower under the Facility Documents. Such


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

payments shall be applied in accordance with the order of priority set forth in
Section 14 of the Security Agreement.

              Section 2.07 Fees. The Borrower shall pay to the Lender for the account of the Agent an administration fee in the amount of $______ per fiscal quarter (the "Administration Fee"). The Administration Fee shall be payable (in arrears) on the fifth Business Day of each fiscal quarter during the term of this Agreement in respect of the immediately preceding fiscal quarter.

              Section 2.08 Payments and Computations, Etc. (a) All amounts to be paid or deposited by the Borrower hereunder shall be paid or deposited in accordance with the terms hereof no later than 1:00 P.M. (New York City time) on the day when due in lawful money of the United States of America in immediately available funds to the Lender's Account. Amounts received by the Agent after 1:00 P.M. (New York City time) on any Business Day shall be deemed to have been received on the next Business Day. The Borrower shall, to the extent permitted by law, pay to the Agent interest on all amounts not paid or deposited when due and payable hereunder at the Default Rate, payable on demand; provided, however, that such Default Rate shall not at any time exceed the maximum interest rate permitted by applicable law.

              (b) Each determination by the Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error. The Lender shall, at the request of the Borrower, deliver to the Borrower a statement showing the basis for calculation of any Interest owing pursuant to
Section 2.05.

              (c) Whenever any payment hereunder or under the Note shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of Interest.

              Section 2.09 Evidence of Advances. (a) The Borrower's obligation to pay resulting from each Advance made hereunder by the Lender shall be evidenced by the Note, delivered pursuant to Article III. The Lender shall note on its internal records each Advance made by it and payment thereon; provided that failure to make any such notation shall not adversely affect the Lender's rights with respect to any Advance.

              (b) Although the Note shall be dated the date of this Agreement, Interest shall be payable only for the period during which Advances are outstanding thereunder. In addition, although the stated principal amount of the Note shall be equal to the Commitment Amount, such Note shall be enforceable with respect to the Borrower's obligations to pay the Principal thereof only to the extent of the unpaid Principal amount of the Advances outstanding thereunder at the time such enforcement shall be sought.

              Section 2.10 Requirements of Law. (a) In the event that any change in any Requirement of Law or in the interpretation or application thereof or compliance by the Lender or any Liquidity Lender under the Liquidity Agreement with any request or directive (whether or not having the force of law but, if not having the force of law, generally applicable to and complied with by lenders of the same general type as the Lender and the Liquidity Lender in the relevant jurisdiction) from any central bank or other Governmental Authority made subsequent to the Closing Date:

              (i) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, the Lender or any Liquidity Lender, or

              (ii) shall impose on the Lender or any Liquidity Lender, or any other condition;

and the result of any of the foregoing is to increase the cost to the Lender, by an amount which the Lender deems to be material, of making, converting into, continuing or maintaining Advances or to reduce any amount receivable hereunder in respect thereof then, in any such case, the Borrower shall promptly pay the Lender, upon its demand, any additional amounts necessary to compensate the Lender for such increased cost or reduced amount receivable. If the Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify the Borrower, through the Agent, of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this subsection submitted by the Lender, through the Agent, to the Borrower shall be prima facie evidence of the accuracy of the information so recorded. This covenant shall survive the termination of this Agreement and the payment of the Note and all other amounts payable hereunder for one year.

              (b) If, after the date of this Agreement, the introduction of any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, affects the amount of capital required or expected to be maintained by the Lender or any Liquidity Lender, or any corporation controlling the Lender or any Liquidity Lender, and the Lender, the Liquidity Lender or such corporation (taking into consideration the Lender's or Liquidity Lender's or such corporation's policies with respect to capital adequacy) determines that the amount of capital maintained by the Lender or the Liquidity Lender or such corporation which is attributable to or based upon the Advances, the Commitment or this Agreement must be increased as a consequence of such introduction or change, then, upon demand of the Agent at the request of the Lender, the Borrower shall immediately pay to the Agent on behalf of the Lender or the Liquidity Lender, additional amounts sufficient to compensate the Lender, the Liquidity Lender or such corporation for the increased costs to the Lender, the Liquidity Lender or such corporation of such increased capital. Any such demand shall be accompanied by a certificate of the Lender or the Liquidity Lender setting forth in reasonable detail the computation of any such increased costs, provided that the Lender or the Liquidity Lender shall not be required to disclose confidential information. This covenant shall survive the termination of this Agreement and the payment of the Note and all other amounts payable hereunder for one year.

                  (c) The Lender will promptly notify the Borrower, through the Agent, of any event of which it has knowledge that will entitle the Lender or any Liquidity Lender to compensation pursuant to Section 2.10(a) or (b) above. No failure by the Lender or any

Liquidity Lender to give (or delay in giving) such notice shall adversely affect the Lender's or Liquidity Lender's rights to such compensation, except that the Borrower shall have no obligation to compensate the Lender or any Liquidity Lender for any cost or reduction incurred or accrued by it more than one year before the Lender or any Liquidity Lender gives notice of the event giving rise to such cost or reduction as required by the preceding sentence (unless such cost or reduction is incurred or accrued by the Lender or any Liquidity Lender more than 180 days before the delivery of such notice as a result of the retroactive application by any Governmental Authority of any Requirement of Law, applicable law, rule or guideline referred to in Section 2.10(a) or (b)).



              Section 2.11 Indemnity. The Borrower agrees to indemnify the Lender and to hold the Lender harmless from any loss or expense which the Lender may sustain or incur as a consequence of (a) default by the Borrower in payment when due of the principal amount of or interest on any Advance, (b) default by the Borrower in making a borrowing of Advances after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement,
(c) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or
(d) the making by the Borrower of a prepayment (whether such prepayment is voluntary, optional, mandatory or upon acceleration of such Advances) of Advances on a day which is not the last day of an Interest Period with respect thereto, including, without limitation, in each case, any such loss or expense arising from the reemployment of funds (but, otherwise, excluding in all cases consequential damages and loss of profits relating thereto) obtained by it or from fees payable to terminate the deposits from which such funds were obtained. This covenant shall survive the termination of this Agreement and the payment of the Note and all other amounts payable hereunder for one year.

              Section 2.12 Net Payments; Taxes. (a) All payments made by the Borrower hereunder or under the Note will be made without setoff, counterclaim or defense. All such payments will be made free and clear of, and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, duties, fees, assessments and other charges of whatever nature now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority or any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, in the case of the Agent net income or profits taxes and capital taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Agent by any Governmental Authority or any political subdivision or taxing authority thereof or therein in which the principal office of the Agent is located) and all interest, penalties or similar liabilities with respect to such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges (all such non-excluded taxes, levies, imposts, duties, charges and fees being hereinafter called "Taxes"). If any Taxes shall be required by law to be deducted or withheld from or in respect of any sum payable hereunder or under any other Facility Document to the Lender or the Agent (i) the sum payable by the Borrower shall be increased to the extent necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.12), the Lender


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

or the Agent receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and
(iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the Borrower agrees to reimburse the Lender, upon the written request of the Lender, for net income or profits taxes or net profit taxes and capital taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Lender by any Governmental Authority or any political subdivision or taxing authority thereof or therein in which the principal office or applicable lending office of the Lender is located and for any withholding of taxes as the Lender shall determine are payable by, or withheld from, the Lender, in respect of such amounts so paid to or on behalf of the Lender pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of the Lender pursuant to this sentence. If any additional amounts are due to the Liquidity Lenders under the Liquidity Agreement, such amounts shall be paid by the Borrower to the Lender.

              (b) The Borrower agrees to pay any present or future stamp, recording or documentary taxes or similar levies that arise from any payment made hereunder or under the other Facility Documents or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the other Facility Documents (hereinafter referred to as "Other Taxes").

              (c) Within thirty days after the date on which the payment of any Taxes is due pursuant to the applicable law, the Borrower will furnish to the Lender, at its address referred to in Section 9.02, the original or a certified copy of a receipt or other documents reasonably acceptable to the Lender evidencing payment thereof.

              Section 2.13 Use of Proceeds. The proceeds of the Advances shall be used by the Borrower to make Permissible Investments.

              Section 2.14 Order of Payments by Lender. The Lender shall apply prepayments or repayments of Advances and Interest thereon received in the Lender's Account prior to the occurrence of an Event of Default under this Agreement or an "event of default" under the Liquidity Agreement in the following order: first, to the payment of principal and interest on Loans, and second, to the payment of maturing Commercial Paper.

              Section 2.15 Extension of Commitment Termination Date. The Lender agrees that if the Borrower shall request the Lender to seek an extension of the Liquidity Termination Date in accordance with the terms of Section 4.03 of the Liquidity Agreement, the Lender shall request such extension. If the Liquidity Termination Date is at any time extended pursuant to Section 4.03 of the Liquidity Agreement, then (x) the date set forth in clause (i) of the definition of Commitment Termination Date contained herein shall automatically be extended to the date which is the fifth day prior to the date to which the Liquidity Termination Date has been extended and (y) the date set forth in clause (i) of the definition of Maturity Date contained herein shall automatically be extended to the date which is one year after the date to which the Liquidity Termination Date has been extended.


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


                                   ARTICLE III

                              CONDITIONS OF LENDING

              Section 3.01 Conditions to Execution. The parties acknowledge that the execution, delivery and effectiveness of this Agreement are subject to the satisfaction of the following conditions precedent:

              (a) Credit Agreement. The Agent shall have received this Agreement, executed and delivered by a Responsible Officer of the Borrower.

              (b) Other Agreements. The Agent shall have received the Security Agreement (along with acknowledged copies (or other evidence satisfactory to the Agent and its counsel) of financing statements duly filed under the UCC in all jurisdictions necessary or, in the opinion of the Agent, desirable to perfect the security interests created or purported to be created by the Security Agreement), the Liquidity Agreement, the Control Agreement, the Depositary Agreement and the Management Agreement duly executed and delivered by the parties thereto.

              (c) Incumbency Certificates. The Agent shall have received an incumbency certificate of the Borrower as of the Closing Date, dated the Closing Date, executed by a Responsible Officer of the Borrower and its secretary or assistant secretary and therein containing the name, office or position and specimen signature of each Person who is authorized by the Borrower to execute this Agreement, the Note and any and all other documentation to be executed by the Borrower in connection with this Agreement.

              (d) Authorization Proceedings. The Agent shall have received a copy of the resolutions of the board of directors or trustees of the Borrower as of the Closing Date, certified as true and correct by the secretary of the Borrower and authorizing (i) the execution, delivery and performance of this Agreement, the Note and any other documents relating thereto, and naming one or more Persons who are authorized to execute this Agreement and the Note on behalf of, and as the act of, the Borrower and (ii) the borrowings contemplated hereunder, certified by the secretary or an assistant secretary of the Borrower as of the Closing Date, which certificate states that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

              (e) Organizational and Related Documents. (i) The Agent shall have received copies of the declaration of trust, and by-laws, or other similar governing document, of the Borrower as of the Closing Date, certified as of the Closing Date as complete and correct copies thereof by the secretary or an assistant secretary of the Borrower, (ii) the Agent shall have received true and correct copies, certified as of the Closing Date as to authenticity by the secretary or assistant secretary of Borrower, of the Prospectus (and the Borrower shall provide a copy of such Prospectus for delivery to the Lender), the Registrar, Transfer Agency and Services Agreement(s), the Custodian Contract, the Investment Advisory Agreement(s), the Registration Statement and the Statement of Additional Information, all of which are current, and such other documents or instruments


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

         as may be reasonably requested by the Agent, including, without limitation, a copy of any debt instrument, security agreement or other material contract to which the Borrower may be a party (except for portfolio investments).

              (f) Legal Opinion. The Agent shall have received the executed legal opinion(s) of Chapman and Cutler substantially in the form of Exhibit F hereto, and such legal opinion(s) shall be satisfactory in form and substance to the Agent and its counsel.

              (g) Note. The Agent shall have received, for the account of the Lender, the Note conforming to the requirements of this Agreement and executed by a Responsible Officer of the Borrower.

              (h) No Default. The Agent shall have received a certificate signed by a Responsible Officer of the Borrower therein certifying that no Default or Event of Default shall have occurred and be continuing as of the Closing Date.

              (i) Representations and Warranties. All representations and warranties contained in Article IV shall be true and correct in all material respects on the Closing Date as if made on the Closing Date.

              (j) Financial Information. The Agent shall have received, with a copy for the Lender and each Liquidity Lender, the most recent publicly available financial information (which includes a list of portfolio securities) for the Borrower.

              (k) Factual Disclosures. The Agent shall have received such information regarding litigation, tax, accounting, labor, insurance, pension liabilities (actual or contingent), real estate leases, material contracts, debt agreements, property ownership and contingent liabilities concerning Borrower and its Subsidiaries as the Agent may request, and all of such information shall be satisfactory to the Agent and its counsel.

              (l) Capital. The Borrower shall have equity capital in a net amount equal to at least two times the amount of the Commitment in effect on the Closing Date.

              (m) Fees. The Agent shall have received satisfactory evidence that all fees and expenses payable by the Borrower hereunder or in connection herewith on or prior to the Closing Date have been paid in full.

              (n) Further Assurances. The Agent shall have received such additional documents as it may reasonably request.

              Section 3.02 Conditions to Each Advance. The agreement of the Lender to make any Advance requested to be made by it on any date is subject to the satisfaction of the following conditions precedent:

              (a) Representations and Warranties. Each of the representations and warranties made by the Borrower in or pursuant to the Facility Documents to which it is a party shall be true and correct in all material respects on and as of the date of any

         Advance as if made on and as of the date such Advance is made, except to the extent any such representation and warranty expressly relates to an earlier date.

              (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Advance requested to be made on such date.

              (c) Maximum Borrowing Limitation. After giving effect to the proposed Advance to be made, the Asset Coverage Ratio of the Borrower shall not be less than 300% and the Borrower shall not have violated any Requirements of Law (except such violations as could not reasonably be expected to have a Material Adverse Effect) or exceeded the borrowing limit set forth in its Prospectus, the Registration Statement, the Statement of Additional Information or the 1940 Act, as the case may be.

              (d) Regulation U; Forms U-1 or G-3. The Lender shall be satisfied that the Advance and the use of proceeds thereof in respect of the Borrower comply in all respects with Regulation U. To the extent required by Regulation U, the Agent shall have received a copy of either (i) Form U-1 or Form G-3, duly executed and delivered by a Responsible Officer of the Borrower and completed for delivery to the Lender, in form acceptable to the Agent, or (ii) a current list of "margin stock" (as defined in Regulation U) from the Borrower, in form acceptable to the Agent and in compliance with Section 221.3(c)(2) of Regulation U.

              (e) The Liquidity Agreement. The Liquidity Agreement is valid and binding on and enforceable against the Liquidity Lenders and after giving effect to such Advance, the Liquidity Commitment is at least
         1.03 times the aggregate Principal amount of all outstanding Advances.

              (f) Availability of Funds. The Lender has sufficient funds available to it to make such Advance, such funds having been obtained through the issuance of Commercial Paper or the borrowing of such funds from the Liquidity Lenders.

              (g) Governmental Authority Limitation. There exists no order, judgment or decree of any court or Governmental Authority or arbitrator which enjoins or restrains the Lender from making Advances and no law, rule or regulation applicable to the Lender and no request or directive (whether or not having the force of law) from any court or Governmental Authority with jurisdiction over the Lender, which prohibits the Lender, or requires that the Lender refrain, from making Advances.

              Each borrowing by the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such Advance that the conditions contained in this Section 3.02(a), (b) and (c) have been satisfied.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                  Section 4.01 Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

                  (a) Financial Condition. The audited financial statements of the Borrower for the fiscal year end most recently ended that have heretofore been furnished to the Lender, if any, present fairly the consolidated financial condition of the Borrower as at such date. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with the U.S. GAAP (except as may be disclosed otherwise therein). The Borrower did not have, at the date of the financial statements referred to above, any material Guarantee Obligation, material contingent liability or material liability for taxes, or any material long-term lease or forward or long-term commitment, including, without limitation, any material interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto and which is material in relation to the consolidated financial condition of the Borrower at such date.

                  (b) No Change. Since the later of (x) the date of the organization of the Borrower or (y) the date of the most recent financial statements referred to in subsection (a) above to the Closing Date, there has been no material adverse change in the business, financial condition, assets, properties or operation of the Borrower.

                  (c) Existence, Compliance with Law. The Borrower (i) is duly formed, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has the power and authority and the legal right to own its property and to conduct the business in which it is currently engaged, (iii) is duly qualified as a Massachusetts business trust and is in good standing under the laws of each jurisdiction where its ownership of property or the conduct of its business requires such qualification and (iv) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith would not, in the aggregate, reasonably be expected to have a Material Adverse Effect. The shares of the Borrower have been duly authorized.

                  (d) Power; Authorization; Enforceable Obligations. The Borrower has the power and authority, and the legal right, to make, deliver and perform the Facility Documents to which it is a party and to borrow hereunder and has taken all necessary action to authorize (i) the borrowings on the terms and conditions of this Agreement and the Notes and (ii) the execution, delivery and performance of the Facility Documents to which it is a party. No consent or authorization of, filing with or other act by or in respect of, any Governmental Authority or any other Person that has not been made or obtained is required in connection with the borrowings hereunder or with the execution, delivery or performance by the Borrower, or the validity or enforceability against the Borrower, of this Agreement or the other Facility Documents. This Agreement and each of the other Facility Documents to which the Borrower is a party has been, and the Note will be, duly executed and delivered by the Borrower. This Agreement and each of the other Facility Documents to which the Borrower is a party constitutes, and the Note when executed and delivered will constitute, a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

                  (e) No Legal Bar. The execution, delivery and performance of this Agreement and the other Facility Documents by the Borrower, the borrowings hereunder and the use of the proceeds thereof by the Borrower will not (i) violate any Requirement of Law or Contractual Obligation of the Borrower, (ii) result in, or require, the creation or imposition of any Lien on any of its properties or revenues pursuant to any such Requirement of Law or Contractual Obligation with respect to the Borrower, (iii) require the consent of any Governmental Authority or any other Person with respect to the Borrower or (iv) conflict with, result in a breach of, or constitute a default under, the organizational and constitutive documents of the Borrower.

                  (f) No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened against the Borrower or against any of its properties or revenues or by or against any "Affiliated Person" of the Borrower, within the meaning of the 1940 Act (i) with respect to this Agreement or the other Facility Documents or any of the transactions contemplated hereby or thereby, or (ii) which would reasonably be expected to have a Material Adverse Effect.

                  (g) Ownership of Property; Liens. The Borrower has good record and marketable title to all its property, and none of such property is subject to any Liens except for Permitted Liens.

                  (h) No Default; Burdensome Restrictions. The Borrower is not in default under or with respect to any of its Contractual Obligations in any respect which would reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing. No Requirement of Law or Contractual Obligation of the Borrower would reasonably be expected to have a Material Adverse Effect on the Borrower.

                  (i) Taxes. The Borrower has timely filed all federal income tax returns and all material tax returns, statements, forms and reports domestic and foreign required to be filed by it and has paid all material taxes assessed and payable by it which have become due (other than any taxes, fees or other charges the amount or validity of which are currently being contested in good faith by appropriate proceedings and fully provided for on the financial statements of the Borrower in accordance with U.S. GAAP). The Borrower has at all times paid, or has provided adequate reserves (in the good faith judgment of the management of the Borrower) for the payment of, all federal, state and foreign income taxes applicable for all prior fiscal years and for the current fiscal year to date. There is no material action, suit, proceeding, investigation, audit, or claim now pending or, to the knowledge of the Borrower, threatened by any authority regarding any taxes relating to the Borrower. The Borrower has not entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of the Borrower, or is aware of any circumstances that would cause the taxable years or other taxable periods of the Borrower not to be subject to the normally applicable statute of limitations.

                  (j) Regulated Investment Company. The Borrower is a "regulated investment company" as defined in the Code.

                  (k) Code Compliance. The Borrower has complied with all requirements of the Code applicable to regulated investment companies, so as to be relieved of federal income tax on net investment income and net capital gains distributed by it.

                  (l) Federal Regulations. The Borrower has and will furnish to the Agent and the Lender statements in conformity with the requirements of FR Form U-1 or FR Form G-3 referred to in Regulation U. The Borrower is not subject to regulation under any Federal or State statute or regulation (other than Regulation T, U and X of the Board of Governors of the Federal Reserve System and the 1940 Act) which limits its ability to incur Indebtedness.

                  (m) No ERISA Plans. Neither the Borrower nor any Subsidiary of the Borrower nor any ERISA Affiliate has ever maintained or contributed to (or had an obligation to contribute to) any Plan.

                  (n) Subsidiaries. The Borrower has no Subsidiaries and no equity investment or interest in any other Person (other than portfolio investments permitted by its Investment Policies).

                  (o) Purpose of Advances. The proceeds of the Advances shall be used solely to finance the purchase and holding of portfolio assets of the Borrower consisting of Permissible Investments and for other lawful corporate purposes in the usual and normal course of the Borrower's business.

                  (p) Registration of the Borrower. The Borrower is registered as a non-diversified, closed-end management investment company under the 1940 Act.

                  (q) Offering in Compliance with Securities Laws. The Borrower has issued its common shares of beneficial interests pursuant to the Registration Statement, which was declared an effective registration statement on Form N-2 on October 26, 1999, and such issuance materially complied with all Federal and State securities laws applicable thereto.

                  (r) Investment Policies, Prospectus. The Borrower is in compliance in all material respects with all of its Investment Policies, and is permitted to borrow hereunder pursuant to the limits and restrictions set forth in its Prospectus, the Registration Statement and the Statement of Additional Information.

                  (s) Accuracy and Completeness of Information. All factual information heretofore or contemporaneously furnished by or on behalf of the Borrower in writing to the Agent, the Lender or the Liquidity Lenders for purposes of or in connection with this Agreement or any transaction contemplated hereby (in each case, as amended, superseded, supplemented or otherwise modified in good faith with the knowledge of the Agent, the Lender or the Liquidity Lenders) is (except for projections and forward looking statements), and all other such factual information hereafter furnished by or on behalf of the Borrower to the Agent, the Lender or the Liquidity Lenders (in each case, as amended, superseded, supplemented or otherwise modified in good faith with the knowledge of the Agent, the Lender or the Liquidity Lenders) will be (except for projections and forward looking statements), true and accurate in every material respect under the circumstances on the date as of which such information is dated or certified, and such information is not, or shall not be, as the case may be, incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading under the circumstances on the date as of which such information is dated or certified.

                  (t) Affiliated Persons. To the best knowledge of the Borrower, the Borrower, together with its Affiliates is not an "Affiliated Person" (as defined in the 1940 Act) of the Agent, the Lender or any Liquidity Lender.

                  (u) Affiliations. As of the Closing Date, the common shares of the Borrower are listed on the New York Stock Exchange.


                                    ARTICLE V

                            COVENANTS OF THE BORROWER

                  Section 5.01 Affirmative Covenants. Until the later of the Commitment Termination Date and the date on which no Advances shall be outstanding and all Obligations of the Borrower shall be paid in full, the Borrower agrees to the following from and after the Closing Date:

         (a) Financial Statements. The Borrower shall furnish to the Agent (with copies for the Lender and each Liquidity Lender):

                  (i) as soon as available and in any event within ninety days after the end of each fiscal year of the Borrower, a statement of assets and liabilities of the Borrower as at the end of such fiscal year, a statement of operations for such fiscal year, if any, a statement of changes in net assets for such fiscal year and the preceding fiscal year, a portfolio of investments as at the end of such fiscal year and the per share and other data for such fiscal year prepared in accordance with U.S. GAAP (as consistently applied) and all regulatory requirements, and all presented in a manner acceptable to the Securities and Exchange Commission or any successor or analogous Governmental Authority by KPMG Peat Marwick LLP or other independent certified public accountants of recognized standing, all audited by KPMG Peat Marwick LLP or other independent certified public accountants of recognized standing and accompanied by a report of such accountants, without material qualification;

              (ii) as soon as available and in any event within seventy-five days after the close of the first six-month period of each fiscal year of the Borrower, a statement of assets and liabilities as at the end of such six-month period, a statement of operations for such six-month period, a statement of changes in net assets for such six-month period and a portfolio of investments as at the end of such six-month period, all prepared in accordance with regulatory requirements and all certified (subject to normal year end adjustments) as to fairness of presentation, U.S. GAAP (as consistently applied) and consistency by a Responsible Officer of the Borrower; and

              (iii) as soon as available, but in any event not later than fifteen days after the end of each month of each fiscal year of the Borrower, the net asset value sheet of the Borrower as at the end of such month, in the form and detail similar to those customarily prepared by the Borrower's management for internal use, certified by a Responsible Officer of the Borrower as being fairly stated in all material respects; provided, however, that if the Borrower has Advances outstanding, the Borrower shall provide the Lender (which may be done by facsimile) with (x) such net asset value sheet described above in this subsection and (y) a certificate of a Responsible Officer of the Borrower showing in reasonable detail the calculations supporting the Borrower's compliance with Section 5.02(a), within fifteen days after the end of each calendar month so long as any Advances to the Borrower remain outstanding;

all such financial statements fairly present the financial condition of the Borrower and are complete and correct in all material respects (subject to normal year end adjustments) and shall be prepared in reasonable detail and in accordance with U.S. GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

         (b) Certificates; Other Information. The Borrower shall furnish to the Agent (with a copy to be delivered to the Lender, the Rating Agencies and each Liquidity Lender):

              (i) concurrently with the delivery of the financial statements referred to in Section 5.01(a)(i), (ii) and (iii) and the semi-annual report in Section 5.01(b)(iii), a certificate of a Responsible Officer, in substantially the form of Exhibit D hereto, stating that, to the best of such Responsible Officer's of the Borrower knowledge, the Borrower during such period has observed or performed all of its covenants and other agreements, and satisfied every other condition, contained in this Agreement and the other Facility Documents to be observed, performed or satisfied by it, and that no Default or Event of Default has occurred and is continuing except as specified in such certificate;

              (ii) within five Business Days after the same are mailed to, or filed with, the Securities and Exchange Commission or any successor or analogous Governmental Authority, copies of each Registration Statement and any amendments thereto, each revised Prospectus or Statement of Additional Information and the annual and semi-annual financial reports to shareholders;

                 (iii) as soon as available, but in any event not later than seventy-five days after the end of each six-month period, a certificate of a Responsible Officer of the Borrower stating that the list of the Borrower's portfolio investments attached to such certificate is true and correct;

                 (iv) within 30 days following the end of each quarter, a list setting forth each of the senior loan assets held by the Borrower and the value thereof, in each case as of the last day of such quarter; and

                 (v) promptly, such additional financial and other information as the Lender may from time to time reasonably request, including, but not limited to, copies of all changes to the Prospectus and Registration Statement and information reasonably required by the Manager to perform its services in accordance with the Management Agreement.

         (c) Payment of Obligations. The Borrower shall pay, discharge or otherwise satisfy at or before maturity or before they become delinquent as the case may be, all its material Indebtedness (except for an aggregate amount outstanding at any one time of up to $2,000,000) of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves with respect thereto have been provided on the books of the Borrower to the reasonable satisfaction of the Agent.

         (d) Conduct of Business and Maintenance of Existence. The Borrower shall continue to engage in its investment business in accordance with its Investment Policies, Prospectus and the Registration Statement of the Borrower and preserve, renew and keep in full force and effect its existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business except for any such rights, privileges and franchises which the failure to maintain, individually or in the aggregate, will not have a Material Adverse Effect; comply in all material respects with all Contractual Obligations and Requirements of Law; maintain at all times its status as a regulated investment company registered under the 1940 Act; and comply with all requirements of the Code applicable to regulated investment companies, so as to be relieved of federal income tax on net investment income and net capital gains distributed by it.

         (e) Maintenance of Insurance. The Borrower shall keep all property used and useful and necessary in its business, if any, in good working order and condition; maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks as are usually insured against in the same general area by entities engaged in the same or similar business or as may otherwise be required by the Securities and Exchange Commission or any successor or analogous Governmental Authority (including, without limitation, (i) fidelity bond coverage as shall be required by Rule 17g-1 promulgated under the 1940 Act or any successor provision and (ii) errors and omissions insurance); and furnish to the Agent, upon written request, full information as to the insurance carried.

         (f) Inspection of Property; Books and Records; Discussions. The Borrower shall keep proper books of records and account in which full, true and correct entries in conformity with U.S. GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and (except to the extent the Borrower is prohibited from allowing any such inspection pursuant to a written confidentiality agreement or is otherwise prohibited pursuant to industry standards) permit representatives of the Agent, upon prior notice to the Borrower, to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Borrower with officers and employees of the Borrower and with its independent certified public accountants; provided, however, that, in the absence of any Default or Event of Default, the Agent will be permitted to make no more than one such inspection in any calendar year.

         (g) Notices. The Borrower shall promptly give notice to the Agent and the Lender of:

             (i) any Responsible Officer of the Borrower becoming aware of the occurrence of any Default or Event of Default;

             (ii) any (x) default or event of default under any Contractual Obligation of the Borrower or (y) litigation, investigation or proceeding which may exist at any time between the Borrower or any of its Subsidiaries and any Governmental Authority, which in either case, would reasonably be expected to have a Material Adverse Effect;

             (iii) any litigation or proceeding affecting the Borrower which would reasonably be expected to have a Material Adverse Effect;

             (iv) any material investigation or proceedings undertaken or instituted by any Governmental Authority with respect to the Borrower or its Subsidiaries;

             (v) any material written communication with respect to the Borrower made to or received from any Governmental Authority involved with the regulation of securities matters;

             (vi) those time periods in which 20% or more of the assets of the Borrower constitute "margin stock" as defined in Regulation U;

             (vii)  material changes in the Borrower's Registration Statement;
         and

             (viii) a development or event which, in the judgment of the Borrower, could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto.

         (h) Purpose of Advances. The Borrower shall use the proceeds of the Advances solely to finance the purchase and holding of portfolio assets of the Borrower consisting of

Permissible Investments or other lawful corporate purpose in the usual and normal course of the Borrower's business. Without limiting the foregoing, the Borrower will not, directly or indirectly, use any part of such proceeds for any purpose which would violate any provision of its Prospectus or the Registration Statement of the Borrower or any applicable statute, regulation, order or restrictions, including, without limitation, Regulations T, U and X and the Borrower shall not purchase securities in connection with the hostile acquisition of the issuer of such securities.

         (i) Compliance with Requirements of Law & Regulatory Authorities. The Borrower shall comply in all material respects with all applicable Requirements of Law, including, without limitation, Regulations T, U and X, other applicable regulations of the Board of Governors of the Federal Reserve System, and, so long as registered, all rules and regulations of the New York Stock Exchange.

         (j) Payment of Taxes. The Borrower will pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties would otherwise attach thereto, and all lawful claims which, if unpaid, might become a lien or charge upon any properties of the Borrower not otherwise permitted under this Agreement; provided that the Borrower shall not be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with generally accepted accounting principles.

         (k) Maintenance of Registration Statement. The Borrower will maintain the effectiveness of the Registration Statement under all applicable Requirements of Law.

         (l) Delivery; Further Assurances.  The Borrower shall, at its expense:

             (i) execute and deliver any and all instruments necessary or as the Agent may reasonably request to grant and perfect a first priority Lien on all of the Borrower Collateral; and

             (ii) upon request of the Agent, forthwith execute and deliver or cause to be executed by the Borrower and delivered to the Agent, in due form for filing or recording (and pay the cost of filing or recording the same in all public offices deemed necessary by the Agent), such security agreements, pledge agreements, consents, waivers, financing statements, stock or bond powers, and other documents, and do such other acts and things, all as the Agent may from time to time reasonably request, to establish and maintain to the reasonable satisfaction of the Agent valid perfected Liens of the first priority in all the Borrower Collateral (free of all other Liens, claims, and rights of third parties whatsoever, except for Permitted Liens).

             (n) ERISA. The Borrower covenants and agrees that neither the Borrower nor any Subsidiary of the Borrower nor any ERISA Affiliate will maintain or contribute to (or have an obligation to contribute to) a Plan.

             Section 5.02 Negative Covenants. Until the later of the Commitment Termination Date and the date on which no Advances shall be outstanding and all Obligations of the Borrower shall be repaid in full, the Borrower agrees to the following, from and after the Closing Date:

         (a) Financial Condition Covenants. The Borrower shall not permit (i) the Asset Coverage Ratio of the Borrower (with all borrowings under this Agreement deemed to be Senior Securities under the 1940 Act) to be less than (x) 300% for more than four consecutive Business Days or (y) 275% at any time, or
(ii) allow borrowings of the Borrower to exceed the limits set forth in the Borrower's Prospectus, the Statement of Additional Information, the Registration Statement or the 1940 Act.

         (b) Limitation on Indebtedness; Derivatives; and Guarantee Obligations.

             (i) The Borrower shall not create, incur, assume or suffer to exist any Indebtedness except Indebtedness of the Borrower incurred (1) under this Agreement and the Note, (2) in the ordinary course of business of the Borrower so long as such Indebtedness is not for borrowed money and is in compliance with the terms of the Borrower's Investment Policies and the 1940 Act, (3) for temporary purposes, in an amount not exceeding five percent (5%) of the Borrower's Total Assets at the time any such Indebtedness is incurred or (4) in the form of reverse repurchase transactions, short sales of securities, securities loans or other transactions entered into primarily for investment purposes which have, or may be deemed to have, the effect of borrowing, and, in each case, which is (x) not otherwise prohibited by law or in contravention of the Borrower's Prospectus, the Statement of Additional Information or Registration Statement, (y) in the ordinary course of business of the Borrower and (z) appropriately reflected in the calculation of Asset Coverage Ratio; provided, however, that in no event shall the Borrower be permitted to incur Indebtedness (other than under this Agreement) which either (x) is secured by, or encumbers (except for monies in a segregated account in connection with hedging arrangements), assets of the Borrower, or (y) by its terms is senior or prior in payment to the Advances or the other Obligations.

             (ii) The Borrower shall not invest in, or incur Indebtedness or other liability to any Person with respect to, any derivative instrument (including without limitation any swap, collar, cap, puts, calls, equity derivative or mortgage-backed or debt-backed derivative) unless each of the following is true: (x) such derivative instrument is marked-to-market on a daily basis; (y) for purposes of the calculation of Asset Coverage Ratio, such derivative instrument is valued at its fair market value as of the date of such calculation, and any liability thereunder on a marked-to-market basis is subtracted as a liability, and (z) the purpose of the investment in such derivative instrument is to augment capital appreciation or current income of the Borrower or for hedging purposes and is otherwise in compliance with the Borrower's Prospectus, the Statement of Additional Information, the Registration Statement and the 1940 Act.

             (iii) The Borrower shall not create, incur, assume or suffer to exist any Guarantee Obligations of the Borrower in an aggregate amount outstanding at any one time of more than $2,000,000.

         (c) Limitation on Liens. The Borrower shall not create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for Permitted Liens.

         (d) Limitations on Fundamental Changes; Subsidiaries. The Borrower shall not enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve the Borrower (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of all, or substantially all, of the property, business or assets of the Borrower in a single transaction or in related transactions and shall not engage in any business activity except as an investment company. The Borrower shall not establish any Subsidiaries without the prior written consent of the Lender.

         (e) Limitation on Distributions. The Borrower shall not, during the occurrence and continuation of an Event of Default, or if a distribution would (with the giving of notice or passage of time or both) cause the occurrence of an Event of Default, make or effect (by means of purchase of capital stock or otherwise) any distribution to the shareholders of the Borrower (including, without limitation, any dividend or coupon payment or other distribution to any holders of preferred stock of the Borrower), whether now or hereafter existing, either directly or indirectly, whether in cash or property or in obligations of the Borrower; provided, that distributions may be made to the extent that such distributions are required to (i) enable the Borrower to continue to qualify as a "regulated investment company" under Sections 851-855 of the Code and (ii) prevent the Borrower from incurring any federal income or excise taxes as a "regulated investment company" under Subchapter M of the Code.

         (f) Limitation on Investments, Loans and Advances. The Borrower shall not make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of or make any other investment in, any Person, except those consistent with the Borrower's Fundamental Investment Policies and other Permissible Investments.

         (g) Limitation on Transactions with Affiliates. The Borrower shall not enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is not otherwise prohibited under this Agreement and such transaction is not in violation of the 1940 Act, including, without limitation, Section 17 thereof.

         (h) Limitation on Negative Pledge Clauses. The Borrower shall not enter into with any Person any agreement, other than this Agreement or the other Facility Documents, which prohibits or limits the ability of the Borrower to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owed or hereafter acquired.

         (i) Limitation on Changes to Investment Policies. Except as may be required by law, the Borrower shall not make any change to its Fundamental Investment Policies without the consent of the Lender, which consent shall not be unreasonably withheld or delayed.

         (j) Change of Custodian. There will be no change of the Custodian for Borrower unless any such successor custodian is a bank or trust company organized under the laws of the United States or a political subdivision thereof having assets of at least $10,000,000,000 and a long-term debt or deposit rating of at least "A" from Fitch or "A2" from Moody's and, (x) after giving effect to such change, no Default or Event of Default shall have occurred and be continuing and (y) the Lender shall have received an opinion of counsel to the effect that after such change, the Collateral Agent shall continue to have a first priority perfected security interest in the Collateral.


                                   ARTICLE VI

                                EVENTS OF DEFAULT

                  Section 6.01 Events of Default. If any of the following events (each, an "Event of Default") shall occur and be continuing:

                  (a) The Borrower shall fail to pay any Principal of any Advance when due in accordance with the terms hereof, or the Borrower shall fail to pay any Interest on any Advance, or any other expense, fee or other amount payable hereunder or under any document entered in connection herewith, within three Business Days after any such interest or other amount becomes due in accordance with the terms thereof or hereof; or

                  (b) Any representation or warranty made or deemed made by the Borrower herein or in any other Facility Document to which it is a party or which is contained in any certificate, document or financial or other statement furnished by or on behalf of the Borrower at any time under or in connection with this Agreement shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

                  (c) The Borrower shall default in the observance or performance of any agreement contained in Section 5.02; or

                  (d) The Borrower shall default in the observance or performance of any other agreement contained in this Agreement or the Note (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of five days in the case of any such default under Section 5.01(g)(i) or thirty days in the case of any other such default; or

                  (e) The Borrower shall (i) default in (A) any payment of principal or interest, regardless of the amount, due in respect of any single Indebtedness (other than the Note) and/or derivative instrument (including, without limitation any swap, collar, cap, puts, calls, equity, derivative or mortgage-backed or debt-backed derivative) issued under a single indenture or other agreement, of $2,000,000 or greater,
         (B) any payment of principal or interest, regardless of amount, due in respect of Indebtedness and/or derivative instrument (including without limitation any swap, collar, cap, puts, calls, equity, derivative or backed or debt-backed derivative) of any individual amount but which in the aggregate exceeds $2,000,000 or (C) the payment of any Guarantee

         Obligation with respect to an amount of $2,000,000 or greater, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created; or
         (ii) default in the observance or performance of any other agreement or condition, beyond the period of grace, relating to any such Indebtedness and/or derivative instrument (including without limitation any swap, collar, cap, puts, calls, equity derivative or mortgage-backed or debt-backed derivative) or Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness and/or derivative instrument (including without limitation any swap, collar, cap, puts, calls, equity derivative or mortgage-backed or debt-back derivative) or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable; or

                  (f) (i) The Borrower shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the Borrower shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged, unstayed or unbonded for a period of sixty days; or (iii) there shall be commenced against the Borrower any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty days from the entry thereof; or (iv) the Borrower shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Borrower shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                  (g) One or more judgments or decrees shall be entered against the Borrower involving in the aggregate a liability of $2,000,000 or more in excess of any applicable insurance coverage and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within thirty days from the entry thereof; or

                  (h) Without the prior written consent of the Required Liquidity Lenders, which consent shall not be unreasonably withheld, Nuveen or a Person directly controlling, controlled by, or under common control with Nuveen shall no longer act as investment manager for or advisor to the Borrower; or

                  (i) The Borrower's registration under the 1940 Act shall lapse or be suspended; or

                  (j) The Borrower shall fail to comply with the 1940 Act in a manner which could reasonably be expected to have a Material Adverse Effect; or

                  (k) The Borrower shall fail to comply in all material respects with its Fundamental Investment Policies; or

                  (l) The Security Agreement or the Control Agreement shall cease to be in full force and effect, or the enforceability of either thereof shall be contested by the Borrower, or the Lien on the Collateral in favor of the Collateral Agent shall at any time cease to be a valid and perfected first-priority Lien, subject only to Permitted Liens;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of subsection (f) above with respect to the Borrower, automatically the Commitment to the Borrower shall immediately terminate and the Advances made to the Borrower hereunder (with accrued interest thereon and, with respect to Commercial Paper, with interest accrued and to accrue through the maturity date) and all other amounts owing by the Borrower under this Agreement and the Note shall immediately and automatically become due and payable, and (B) if such event is any other Event of Default, either or all of the following actions may be taken: (i) the Agent may, or upon the request of the Required Liquidity Lenders, the Agent shall, by notice to the Borrower declare the Commitment to the Borrower to be terminated forthwith, whereupon such Commitment shall immediately terminate; (ii) the Agent may, or upon the request of the Required Liquidity Lenders, the Agent shall, by notice of default to the Borrower, declare the Advances hereunder made (with accrued interest thereon and with respect to Commercial Paper, with interest accrued and to accrue through maturity date) and all other amounts owing by the Borrower under this Agreement and the Note of the Borrower to be due and payable forthwith, whereupon the same shall immediately become due and payable; and (iii) the Agent may, or upon the request of the Required Liquidity Lenders, the Agent shall, exercise any and all rights or other remedies available to the Lender at law or in equity, including without limitation, any rights and remedies available under the 1940 Act. Except as expressly provided above in this Article, presentment, demand, protest, notice of intent to accelerate, notice of acceleration and all other notices of any kind are hereby expressly waived.


                                   ARTICLE VII

                                    THE AGENT

                  Section 7.01 Appointment. The Lender hereby irrevocably designates and appoints the Agent to take such action on its behalf under the provisions of this Agreement, the Note and the Facility Documents and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement, the Note and the other Facility

Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere or in this Agreement, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with the Lender or the Liquidity Lenders, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Facility Document or otherwise exist against the Agent in such capacity.

                  Section 7.02 Delegation of Duties. The Agent may execute any of its duties under this Agreement or any other Facility Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible to the Lender for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

                  Section 7.03 Exculpatory Provisions. None of the Agent-Related Persons shall be (i) liable to the Lender or the Liquidity Lenders for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Facility Document (except for it or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to the Lender or the Liquidity Lenders for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in this Agreement or any other Facility Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Facility Document or for the value, validity, effectiveness (other than its own due execution), genuineness, enforceability or sufficiency of this Agreement or the Note or for any failure of the Borrower to perform its obligations hereunder or thereunder. The Agent-Related Persons shall be under no obligation to the Lender or the Liquidity Lenders to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Facility Document, or to inspect the properties, books or records of the Borrower.

                  Section 7.04 Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, or telecopy message, statement, order or other document or conversation believed in good faith by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by such Agent. The Agent may deem and treat the payee of the Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Facility Document unless it shall first receive such advice from the Lender or the Required Liquidity Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lender or the Liquidity Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Note in accordance with a request of the Lender or the Required Liquidity Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lender, the Liquidity Lenders and all future holders of the Note.

                  Section 7.05 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from the Lender, the Liquidity Lenders or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". The Agent will notify the Lender and the Liquidity Lenders as soon as is reasonably practicable of its receipt of any such notice. The Agent shall take such action, with respect to such Default or Event of Default as shall be reasonably directed by the Lender or the Required Liquidity Lenders; provided, that unless and until the Agent shall have received such direction, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Lender.

                  Section 7.06 Credit Decisions. The Lender expressly acknowledges that none of the Agent-Related Persons has made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by any Agent-Related Person to the Lender. The Lender represents to the Agent that it has, independently and without reliance upon the Agent, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and made its own decision to make its Advances hereunder and enter into this Agreement. The Lender also represents that it will, independently and without reliance upon the Agent, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the Note, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lender by the Agent hereunder, the Agent shall not have any duty or responsibility to provide the Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower which may come into the possession of the Agent or any of its Agent-Related Persons.

                  Section 7.07 Agent in its Individual Capacity. The Agent and its Agent-Related Persons may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though the Agent and its Agent-Related Persons were not an Agent hereunder and under the Note. With respect to the Advances made or renewed by the Agent and the Note issued to the Agent, the Agent shall have the same rights and powers under this Agreement and the Note as the Lender and may exercise the same as though it were not an Agent and the term "Lender" shall include the Agent in its individual capacity.

                  Section 7.08 Successor Agent. The Agent may resign its capacity as an Agent upon thirty days' notice to the Lender and the appointment of a successor Agent. If the Agent shall resign as an Agent under this Agreement and the Note, then the Lender shall appoint a successor agent for the Lender, which successor agent shall be approved by the Borrower. If no successor Agent shall have been so appointed within thirty days of the retiring Agent's giving of notice of resignation, then such retiring Agent may appoint a successor Agent which shall be a commercial bank organized under the laws of the United States of America or any State thereof and having a combined capital and surplus of at least $100 million. Any successor agent shall succeed to the rights, powers and duties of such retiring Agent and the term "Agent" shall mean such successor agent effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holder of the Note. After the retiring Agent's resignation as an Agent, the provisions of this subsection shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement and the Note.


                                  ARTICLE VIII

                                 INDEMNIFICATION

                  Section 8.01 Indemnities by the Borrower. Without limiting any other rights which the Lender, the Agent, the Liquidity Agent, the Liquidity Lenders, the Collateral Agent, the Depositary, the Dealer or any Affiliate of any thereof, as well as their respective directors, officers, employees and agents (each, an "Indemnified Party") may have hereunder or under applicable law, the Borrower hereby agrees to indemnify each Indemnified Party from and against any and all claims, losses and liabilities (including reasonable attorneys' fees), other than any present or future income, capital, franchise or similar taxes, now or hereafter imposed, levied, collected, withheld or assessed (all of the foregoing non-excluded items being collectively referred to as "Indemnified Amounts"), arising out of or resulting from (but excluding, in any event, Indemnified Amounts to the extent resulting from gross negligence, willful misconduct or bad faith on the part of such Indemnified Party):

                  (i) reliance on any representation or warranty or statement made or deemed made by the Borrower (or any of its officers) under or in connection with any Facility Document to which the Borrower is a party which shall have been incorrect in any material respect when made;

                  (ii) the execution, delivery, performance, and enforcement of this Agreement;

                  (iii) any failure of the Borrower to perform its duties or obligations in accordance with the provisions of this Agreement or the Security Agreement;

                  (iv) any investigation, litigation or proceeding related to this Agreement, the Borrower or the use of proceeds of Advances or in respect of the Borrower Collateral;

                  (v)   the use by the Borrower of the proceeds of the Advances;

                  (vi) the failure by the Borrower or any of its agents to comply with any

         Requirement of Law with respect to the Borrower Collateral;

                  (vii) the failure at any time to vest in the Collateral Agent under the Security Agreement a perfected, first-priority security interest in the Borrower Collateral, except as otherwise permitted by this Agreement; or

                  (viii) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to the Borrower Collateral, whether at the time of any Advance or at any subsequent time.

                                   ARTICLE IX

                                  MISCELLANEOUS

                  Section 9.01 Amendments, Etc. No amendment or waiver of any provision of any Facility Document, and no consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender and the Agent, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  Section 9.02 Notices, Etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including telecopier) and mailed, telecopied, delivered by nationally recognized overnight courier or hand delivered, if to the Borrower, the Lender or the Agent, at its address set forth under its name on the signature pages hereof, or at such other address as shall be designated by such Person to each other party hereto in a written notice. All such notices and communications shall, when mailed or delivered, be effective three days after the date deposited in the mails, delivered to the courier or hand delivered, respectively, and, when telecopied, be effective upon receipt of confirmation that telecopy has been received, except that notices and communications to the Agent or the Lender pursuant to Article II shall not be effective in any case until received by such Person.

                  Section 9.03 No Waiver; Cumulative Remedies. No failure on the part of the Agent or the Lender to exercise, and no delay in exercising, any right under any Facility Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  Section 9.04 Binding Effect; Assignability. This Agreement shall become effective when it shall have been executed by the Borrower, the Lender and the Agent. From and after the date this Agreement shall have so become effective, this Agreement shall be binding upon and inure to the benefit of the Borrower, the Lender and the Agent and their respective successors and assigns; provided that the Borrower shall not be permitted to assign its rights hereunder or interest herein to any Person without the consent of the Agent and the Lender.

                  Section 9.05 Governing Law. This Agreement and the Note shall be governed by, and construed in accordance with, the laws of the State of New York.

                  Section 9.06 Costs and Expenses. (a) Whether or not the transactions contemplated hereby are consummated, in addition to the rights of indemnification granted to the Indemnified Parties under Article VIII hereof, the Borrower agrees to pay on demand all reasonable costs and expenses in connection with the preparation, execution, delivery, modification, amendment, administration and monitoring of the Facility Documents and the other documents to be delivered thereunder (including the costs in respect of the perfection and maintenance of the security interests), including, without limitation, the reasonable fees and expenses of counsel to the Lender and counsel to the Agent, and of local counsel who may be retained by the Lender and the Agent, with respect thereto and with respect to advising the Lender and the Agent as to their respective rights and remedies under the Facility Documents. The Borrower further agrees to pay on demand all costs and expenses of the Agent and Lender (including, without limitation, the reasonable fees and expenses of counsel to the Agent and of counsel to the Lender and of local counsel who may be retained by the Agent and the Lender), in connection with the enforcement (whether through negotiations, workout, legal proceedings or otherwise) of, or preservation of rights under, the Facility Documents and the other documents to be delivered thereunder, including, without limitation, reasonable counsel fees and expenses in connection with the enforcement of rights under this Section 9.06(a).

                  (b) In addition, whether or not the transactions contemplated hereby are consummated, Borrower shall pay on demand all other reasonable costs and expenses incurred by the Lender pursuant to the Facility Documents, including, without limitation, the cost of rating the Lender's commercial paper by independent financial rating agencies, the costs of the Lender's auditors auditing the Borrower's books, records and procedures, the cost of auditing the Lender's books, the fees, costs and expenses of and indemnities to the Depositary, the Collateral Agent, the Administrator, the Dealer and the Liquidity Lenders (including all fees, costs, expenses and indemnities payable to the Liquidity Lenders under Sections 3.08, 3.09, 3.10, 3.11 or 10.04 of the Liquidity Agreement) and the reasonable fees and expenses of counsel for the Lender and the Agent with respect to advising the Lender and the Agent as to matters relating to the Lender's operations.

                  Section 9.07 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

                  Section 9.08 Waiver of Jury Trial. THE BORROWER, THE LENDER AND THE AGENT EACH AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. The Borrower, the Lender and the Agent each acknowledges that this waiver is a material inducement for such party to enter into a business relationship, that the Borrower, the Lender and the Agent have already relied on the waiver in entering into this

Agreement and that each will continue to rely on the waiver in their related future dealings. The Borrower, the Lender and the Agent further warrant and represent that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

                  Section 9.09 Jurisdiction; Consent to Service of Process. (a) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City; and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Facility Documents, or for recognition of enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Lender or the Agent may otherwise have to bring any action or proceeding relating to this Agreement or the other Facility Documents against the Borrower or its properties in the courts of any jurisdiction.

                  (b) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Facility Documents in any New York State or Federal court sitting in New York City. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  Section 9.10 No Proceedings. The Borrower hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all outstanding Commercial Paper, it will not institute against, or join any other Person in instituting against, the Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

                  Section 9.11 Survival. The Borrower's obligations pursuant to Sections 2.10, 2.11, 2.12, 8.01, 9.01, 9.06 and 9.10 shall survive the repayment of the Advances and the termination of the Commitment.

                  Section 9.12 Entire Agreement. This Agreement, together with the other Facility Documents, constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

                  Section 9.13 Severability of Provisions. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  Section 9.14 Confidentiality. Each of the Agent and the Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its, its Affiliates', the Liquidity Banks' and the Liquidity Banks' Affiliates' directors, officers, employees and agents, including without limitation accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and will have agreed to keep such Information confidential), (b) to the extent required by any legal or regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement and to the Dealer(s), (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder; provided, however, that such Information may only be disclosed to the extent necessary and material to the prosecution or defense of such suit, action or proceeding for the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this subsection, to any assignee of or participant in, or any prospective assignee of or participant in, any of its rights under this Agreement or the Liquidity Agreement, (g) with the consent of the Borrower, (h) to the extent such Information becomes (i) publicly available other than as a result of a breach of this Section 9.14, or (ii) becomes available to the Agent, the Lender or any Liquidity Lender on a non-confidential basis from a source other than the Borrower, the Agent, the Lender or any Liquidity Lender. For purposes of this Section, "Information" means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to any Agent or the Lender on a non-confidential basis prior to disclosure by the Borrower.

                  Section 9.15 Disclaimer. None of the shareholders, trustees, officers, employees and other agents of the Borrower shall be personally bound by or liable for any indebtedness, liability or obligation hereunder or under the Note, nor shall resort be had to their personal property for the satisfaction of any obligation or claim hereunder or in connection with any Facility Document.


          Section 9.16 Covenants of the Lender. The Lender covenants to the Borrower that, until the later of the Commitment Termination Date and the date on which no Advances shall be outstanding and all Obligations of the Borrower shall be paid in full:

                  (i) the Lender shall not engage in any business or activity other than entering into the Facility Documents to which it is a party and performing any actions incidental thereto or required by such Facility Documents;

                  (ii) so long as no Event of Default occurs and is continuing under this Agreement, the Lender shall not, without the prior consent of the Borrower, consent to any amendment or waive any of the terms of the Liquidity Agreement or terminate any Liquidity Commitments thereunder; and

                  (iii) the Lender shall promptly forward to the Borrower copies of all notices it receives from the Liquidity Lenders pursuant to the Liquidity Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                             NUVEEN SENIOR INCOME FUND,
                                             as Borrower



                                             By
                                                Name:
                                                Title:

                                             820 Jorie Boulevard
                                             Suite 420
                                             Oak Brook, IL 60523
                                             Attention:  Jeffrey W. Maillet
                                             Telephone No.:  (312) 917-7927
                                             Telecopier No.: (312) 917-8347



                                             [SPV],
                                              as Lender


                                             By
                                               Name:
                                               Title:

                                             -----------------------

                                             -----------------------

                                             -----------------------
                                             Attention:
                                                       --------------------
                                             Telephone No.:
                                                           ----------------
                                             Fax No.:
                                                     ----------------------

                                             With a copy to:

                                             GLOBAL SECURITIZATION SERVICES, LLC
                                             114 West 47th Street
                                             Suite 1715
                                             New York, NY 10036



                                             Attention:
                                                       --------------------

                                             Telephone No.:  (212) 302-5151
                                             Telecopier No.: (212) 302-8767

                                             and a copy to:

                                             DEUTSCHE BANK AG, NEW YORK BRANCH,
                                              as Agent
                                             at the address set forth below


                                             DEUTSCHE BANK AG, NEW YORK BRANCH,
                                              as Agent


                                             By
                                               Name:
                                               Title:


                                             By
                                               Name:
                                               Title:

                                             31 West 52nd Street
                                             New York, New York  10019
                                             Attention:  Lynn Sweeney
                                             Telephone No.:  (212) 469-4098
                                             Telecopier No.: (212) 469-4138

                                                        Schedule I


          LIST OF REGISTRAR, TRANSFER AGENCY AND SERVICES AGREEMENT(S)

                                                       Schedule II
                                                           Page 46

                    LIST OF INVESTMENT ADVISORY AGREEMENT(S)


1. Management Agreement, dated October 19, 1999, between Nuveen Senior Income Fund and Nuveen Senior Loan Asset Management Inc.

                                                        Schedule IV
                                                            Page 47

                          LIST OF CUSTODIAN CONTRACT(S)





1. Custody and Fund Accounting Services Agreement, dated October 26, 1999, between each fund or series of a fund listed on Schedule D to the above agreement and Chase Bank of Texas, National Association.

                                                        EXHIBIT A
                                                          Page 48

                             FORM OF PROMISSORY NOTE


U.S. $150,000,000                                      Dated:             , 2000

         FOR VALUE RECEIVED, the undersigned, NUVEEN SENIOR INCOME FUND, a Massachusetts business trust (the "Borrower"), hereby promises to pay to the order of [SPV], a Delaware limited liability company (the "Lender"), for the Lender's account the amount first stated above or, if less, the aggregate unpaid principal amount of all Advances (as defined below) made by the Lender to the Borrower pursuant to the Credit Agreement (as defined below) on the Commitment Termination Date (as defined in the Credit Agreement). All capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement.

         The Borrower promises to pay interest on the unpaid principal amount of the Advances from the date of the initial Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

         Both principal and interest are payable in lawful money of the United States of America to Deutsche Bank AG, New York Branch, as Agent, at 31 West 52nd Street, New York, New York, 10019, Attention: [Peter Bassler] in immediately available funds.

         This Note is the Note referred to in, and is entitled to the benefits
of, the Credit Agreement dated as of            , 2000 (the "Credit Agreement";
the terms defined therein and not otherwise defined herein are being used herein as therein defined) among the Borrower, the Lender and Deutsche Bank AG, New York Branch, as Agent for the Lender. The Credit Agreement, among other things,
(i) provides for the making of Advances (the "Advances") by the Lender to the Borrower in an amount not to exceed the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from such Advances being evidenced by this Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events (including, without limitation, the failure of the Borrower to pay when due the obligations of the Borrower) and also for prepayments of principal of the Advances prior to the maturity hereof upon the terms and conditions therein specified. Without limitation of the foregoing, payment of the obligations of the Borrower hereunder and under the Credit Agreement are secured by the collateral described in, and are entitled to the ratable benefit of, the Security Agreement.

         THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

         The Borrower promises to pay all costs and expenses, including reasonable attorney's fees, all as provided in subsection 9.06 of the Credit Agreement, incurred in the collection and enforcement of this Note. The Borrower and endorsers of this Note consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive

                                                        EXHIBIT A
                                                          Page 49

     diligence, presentment, protest, demand and notice of every kind.

                                    NUVEEN SENIOR INCOME FUND



                                    By
                                      Name:
                                      Title:

                                                        EXHIBIT B


                           FORM OF SECURITY AGREEMENT

                                                        EXHIBIT C


                            FORM OF CONTROL AGREEMENT

                                                        Exhibit D
                                                          Page 52

                     FORM OF BORROWER COMPLIANCE CERTIFICATE





To:  Deutsche Bank AG, New York Branch,
     as Agent under the Credit Agreement
     referred to below.

     Reference is hereby made to the Credit Agreement (as in effect on the
date of this certificate, the "Credit Agreement"), dated as of            ,
2000, by and among Nuveen Senior Income Fund, as Borrower, [SPV], as Lender and Deutsche Bank AG, New York Branch, as Agent. Capitalized terms used herein and not defined herein shall have the meanings provided therefor in the Credit Agreement.

     Pursuant to Section [5.01(a)(i)][5.01(a)(ii)][5.01(a)(iii)][5.01(b)(iii)]of
the Credit Agreement, we are delivering to you on the date hereof our [annual] [semi-annual] [monthly] [financial statements] [semi-annual report] for the
fiscal [year] [six month period] [month] ended           ,      (such period,
the "Fiscal Period").

     As required by Section 5.01(b)(i) of the Credit Agreement, the undersigned, as a Responsible Officer of the Borrower, hereby certifies that to the best of such Responsible Officer's knowledge:

     1. As of the date hereof, [no Default or Event of Default has occurred or is continuing] [the following Default or Event of Default exists and set forth below with respect to each such Default a description of the details thereof and what action the Borrower proposes to take in respect thereof.]

     2. During the Fiscal Period, the Borrower has observed or performed all of its covenants and other agreements, and satisfied every other condition contained in the Credit Agreement and the other Facility Documents to be observed, performed or satisfied by it.

               [ADD ADDITIONAL INFORMATION AS TO DEFAULTS, IF ANY]

                                                        EXHIBIT D
                                                          PAGE 53

     IN WITNESS WHEREOF, the undersigned has caused this Certificate to be
executed as of the     day of       ,     .



                            NUVEEN SENIOR INCOME FUND


                            By:
                               -----------------------------------
                               Name:
                               Title:

                                                        Exhibit E


                            FORM OF BORROWING REQUEST

Deutsche Bank AG,
New York Branch
31 West 52nd Street
New York, NY  10019

Attention:
          ----------------

     Re:  Nuveen Senior Income Fund

Ladies and Gentlemen:

     This Borrowing Request is delivered to you pursuant to Section 2.02 of the
Credit Agreement, dated as of            , 2000 (together with all amendments,
if any, from time to time made thereto, the "Credit Agreement"), among NUVEEN SENIOR INCOME FUND, a Massachusetts business trust (the "Borrower"), [SPV], a Delaware limited liability company (the "Lender") and Deutsche Bank AG, New York Branch (the "Agent"). All capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement.

     Pursuant to Section 2.02 of the Credit Agreement, the undersigned hereby gives you irrevocable notice that the undersigned hereby requests an Advance under the Credit Agreement, and in that connection sets forth below the information relating to such Advance (the "Proposed Advance") as required by
Section 2.02 of the Credit Agreement:

          (i)  The aggregate principal amount of the Proposed Advance is
               $       .(1)

          (ii) The Business Day of the Proposed Advance is [Date].(2) A written or telephonic request for an Advance shall be received by the Agent no later than (x) 10:00 a.m. (New York City time) on the Business Day of the Proposed Advance or (y) in the case of the initial Advance, no later than 11:30 a.m. (New York City time) on the second Business Day preceding the date of such Advance.



------------------

(1) The desired amount must be at least $5,000,000 and must be in integral multiples of $1,000,000.

(2) A written or telephonic request for an Advance shall be received by the Agent no later than (x) 10:00 a.m. (New York City time) on the Business Day of the Proposed Advance or (y) in the case of the initial Advance, no later than 11:30 a.m. (New York City time) on the second Business Day preceding the date of such Advance.

                                                        EXHIBIT E
                                                          Page 55

          (iii) The Interest Period for the Proposed Advance is          .

          The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Advance:

          A. the representations and warranties contained in Article IV of the Credit Agreement and in the Facility Documents are and will be true and correct in all material respects, both before and after giving effect to the Proposed Advance and to the application of the proceeds thereof, as though made on such date, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date;

          B. no Default or Event of Default has occurred and is continuing, or would result from such Proposed Advance or from the application of the proceeds thereof; and

          C. after giving effect to the Advance, the Asset Coverage Ratio for all borrowings of the Borrower shall not be less than 300% and the Borrower shall not have violated any Requirements of Law (except such violations as could not reasonably be expected to have a Material Adverse Effect) or exceeded the borrowing limit set forth in the Prospectus, the Registration Statement, the Statement of Additional Information or the 1940 Act, as the case may be.

          The undersigned hereby acknowledges that, pursuant to Section 2.02 of the Credit Agreement, each of the delivery of this Borrowing Request and the acceptance by the undersigned of the proceeds of the Advances requested hereby constitute a representation and warranty by the undersigned that, on the date of such Advance, and before and after giving effect thereto and to the application of the proceeds therefrom, all applicable conditions contained in Article III of the Credit Agreement shall, both before and after giving effect to the Proposed Advance, have been satisfied.

          The undersigned agrees that if, prior to the time of the Proposed Advance, any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify the Agent. Unless the Agent shall have received written notice to the contrary from the undersigned prior to the time of the Proposed Advance, each matter certified to herein shall be deemed once again to be certified as true and correct at the date of the Proposed Advance as if then made.


                            NUVEEN SENIOR INCOME FUND


                            By:
                               ---------------------------
                               Name:
                               Title:

                                                        Exhibit E
                                                          Page 56

                                               EXHIBIT f


             FORM OF OPINION OF COUNSEL TO BORROWER

                                                        Exhibit J
                                                          Page 58



                           COPY OF CUSTODIAN CONTRACT

                                TABLE OF CONTENTS


                                                                                                                Page
                                                                                                                ----



ARTICLE I

         DEFINITIONS AND ACCOUNTING TERMS..........................................................................2

         Section 1.01 Certain Defined Terms........................................................................2
         Section 1.02 Other Terms.................................................................................11
         Section 1.03 Computation of Time Periods.................................................................11
         Section 1.04 Accounting Terms............................................................................11

ARTICLE II

         AMOUNTS AND TERMS OF THE ADVANCES........................................................................12

         Section 2.01 Commitment..................................................................................12
         Section 2.02 Making the Advances.........................................................................12
         Section 2.03 Termination or Reduction of the Commitment Amount...........................................12
         Section 2.04 Prepayments.................................................................................13
         Section 2.05 Payment of Interest.........................................................................13
         Section 2.06 Repayment on Commitment Termination Date....................................................13
         Section 2.07 Fees........................................................................................14
         Section 2.08 Payments and Computations, Etc..............................................................14
         Section 2.09 Evidence of Advances........................................................................14
         Section 2.10 Requirements of Law.........................................................................15
         Section 2.11 Indemnity...................................................................................16
         Section 2.12 Net Payments; Taxes.........................................................................16
         Section 2.13 Use of Proceeds.............................................................................17
         Section 2.14 Order of Payments by Lender.................................................................17
         Section 2.15 Extension of Commitment Termination Date....................................................17

ARTICLE III

         CONDITIONS OF LENDING....................................................................................18

         Section 3.01 Conditions to Execution.....................................................................18
         Section 3.02 Conditions to Each Advance..................................................................19

ARTICLE IV

         REPRESENTATIONS AND WARRANTIES...........................................................................21

         Section 4.01 Representations and Warranties of the Borrower..............................................21

ARTICLE V


                                                                                                                Page
                                                                                                                ----



         COVENANTS OF THE BORROWER................................................................................24

         Section 5.01 Affirmative Covenants.......................................................................24
         Section 5.02 Negative Covenants..........................................................................29

ARTICLE VI

         EVENTS OF DEFAULT........................................................................................31

         Section 6.01 Events of Default...........................................................................31

ARTICLE VII

         THE AGENT................................................................................................33

         Section 7.01 Appointment.................................................................................33
         Section 7.02 Delegation of Duties........................................................................34
         Section 7.03 Exculpatory Provisions......................................................................34
         Section 7.04 Reliance by Agent...........................................................................34
         Section 7.05 Notice of Default...........................................................................35
         Section 7.06 Credit Decisions............................................................................35
         Section 7.07 Agent in its Individual Capacity............................................................35
         Section 7.08 Successor Agent.............................................................................35

ARTICLE VIII

         INDEMNIFICATION..........................................................................................36

         Section 8.01 Indemnities by the Borrower.................................................................36

ARTICLE IX

         MISCELLANEOUS............................................................................................37

         Section 9.01 Amendments, Etc.............................................................................37
         Section 9.02 Notices, Etc................................................................................37
         Section 9.03 No Waiver; Cumulative Remedies..............................................................37
         Section 9.04 Binding Effect; Assignability...............................................................37
         Section 9.05 Governing Law...............................................................................37
         Section 9.06 Costs and Expenses..........................................................................38
         Section 9.07 Execution in Counterparts...................................................................38
         Section 9.08 Waiver of Jury Trial........................................................................38
         Section 9.09 Jurisdiction; Consent to Service of Process.................................................39
         Section 9.10 No Proceedings..............................................................................39
         Section 9.11 Survival....................................................................................39
         Section 9.12 Entire Agreement............................................................................39
         Section 9.13 Severability of Provisions..................................................................39
         Section 9.14 Confidentiality.............................................................................40


                                                                                                                Page
                                                                                                                ----

         Section 9.15 Disclaimer .................................................................................40


SCHEDULES AND EXHIBITS


Schedule I        List of Registrar, Transfer Agency and Services Agreement(s)
Schedule II       List of Investment Advisory Agreement(s)
Schedule III      List of Custodian Contract(s)

Exhibit A         Form of Promissory Note
Exhibit B         Form of Security Agreement
Exhibit C         Form of Control Agreement
Exhibit D         Form of Borrower Compliance Certificate
Exhibit E         Form of Borrowing Request
Exhibit F         Form of Opinion of Counsel to Borrower
Exhibit G         Copy of Custodian Contract